Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of OneBeacon Insurance Group, Ltd. of our reports dated February 28, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of OneBeacon Insurance Group, Ltd., which appear in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

July 2, 2012